CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Data)(1)
                                                     For the Years Ended
                                                         December 31,
                                              1998          1997         1996
INTEREST INCOME
Interest and Fees on Loans                  $75,989       $72,213      $59,068
Investment Securities:
  U.S. Treasury                               1,889         1,943        3,089
  U.S. Government Agencies/Corp.              3,879         5,590        6,119
  States and Political Subdivisions           3,028         3,235        3,540
  Other Securities                              649           386          332
Funds Sold                                    3,576         1,614        2,258
     Total Interest Income                   89,010        84,981       74,406

INTEREST EXPENSE
Deposits                                     32,119        29,430       26,192
Short-Term Borrowings                         1,904         1,974        1,651
Long-Term Debt                                1,225         1,284          717
     Total Interest Expense                  35,248        32,688       28,560

Net Interest Income                          53,762        52,293       45,846
Provision for Loan Losses                     2,439         2,328        1,863
Net Interest Income After Provision for
    Loan Losses                              51,323        49,965       43,983

NONINTEREST INCOME

Service Charges on Deposit Accounts           8,541         8,994        8,468
Data Processing                               3,523         3,160        2,969
Income from Fiduciary Activities              1,761         1,202        1,164
Securities Transactions                          87           (15)          50
Other                                         8,672         6,143        4,638
     Total Noninterest Income                22,584        19,484       17,289

NONINTEREST EXPENSE
Salaries and Employee Benefits               26,597        25,919       22,789
Occupancy, Net                                3,530         3,214        2,819
Furniture and Equipment                       5,280         5,030        4,464
Other                                        15,037        13,673       11,958
     Total Noninterest Expense               50,444        47,836       42,030

Income Before Income Taxes                   23,463        21,613       19,242
Income Taxes                                  8,169         7,212        6,023

NET INCOME                                  $15,294       $14,401      $13,219

BASIC NET INCOME PER SHARE                  $  1.51       $  1.44      $  1.33

DILUTED NET INCOME PER SHARE                $  1.50       $  1.43      $  1.33

Basic Average Common Shares Outstanding      10,146        10,031        9,909

Diluted Average Common Shares Outstanding    10,168        10,061        9,948

(1) All share and per share data have been restated to reflect the pooling-of-interests of Grady Holding Company and its subsidiaries and adjusted to reflect the 3-for-2 stock split effective June 1, 1998.

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands, Except Per Share Data)(1)
                                                      As of December 31,
                                                     1998           1997
ASSETS
Cash and Due From Banks                           $   68,398    $   65,871
Funds Sold                                            72,625        59,799
Investment Securities, Available-for-Sale            371,597       163,151

Loans, Net of Unearned Interest                      844,217       775,451
  Allowance for Loan Losses                           (9,827)       (9,662)
     Loans, Net                                      834,390       765,789

Premises and Equipment                                37,171        33,851
Intangibles                                           28,772         7,703
Other Assets                                          30,722        20,487
       Total Assets                               $1,443,675    $1,116,651

LIABILITIES
Deposits:
  Noninterest Bearing Deposits                    $  287,904    $  204,382
  Interest Bearing Deposits                          965,649       718,459
     Total Deposits                                1,253,553       922,841

Short-Term Borrowings                                 25,199        46,114
Long-Term Debt                                        18,746        18,106
Other Liabilities                                     17,315        13,783
     Total Liabilities                             1,314,813     1,000,844

SHAREOWNERS' EQUITY
Preferred Stock; $.01 par value, 3,000,000 shares
  authorized; no shares issued and outstanding             -             -
Common Stock, $.01 par value; 90,000,000 shares
  authorized; 10,163,919 and 10,085,650 shares
  issued and outstanding                                 102          101
Additional Paid-In Capital                             8,561        6,544
Retained Earnings                                    119,521      108,555
Accumulated Other Comprehensive
  Income, Net of Tax                                     678          607
     Total Shareowners' Equity                       128,862      115,807
       Total Liabilities and
          Shareowners' Equity                     $1,443,675   $1,116,651


(1) All share and per share data have been restated to reflect the pooling-of-interests of Grady Holding Company and its subsidiaries and adjusted to reflect the 3-for-2 stock split effective June 1, 1998.

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.



CONSOLIDATED STATEMENTS OF CHANGES IN SHAREOWNERS' EQUITY
(Dollars in Thousands, Except per Share Data)(1)

                                                                       Accumulated Other
                                               Additional               Comprehensive
                                     Common     Paid-In      Retained       Income,
                                     Stock      Capital      Earnings     Net of Taxes          Total
Balance, December 31, 1995            $100       $3,892     $ 87,995         $1,071           $ 93,058
Net Income                                                    13,219                            13,219
Cash Dividends($.34 per share)                                (3,333)                           (3,333)
Issuance of Common Stock                          1,050                                          1,050
Net Change in Unrealized Gain (Loss)
  On Marketable Securities                                                     (985)              (985)

Balance, December 31, 1996             100        4,942       97,881             86            103,009
Net Income                                                    14,401                            14,401
Cash Dividends ($.37 per share)                               (3,727)                           (3,727)
Issuance of Common Stock                          1,602                                          1,602
Net Change in Unrealized Gain (Loss)
  On Marketable Securities                                                      521                521

Balance, December 31, 1997             101        6,544      108,555            607            115,807
Net Income                                                    15,294                            15,294
Cash Dividends($.43 per share)                                (4,328)                           (4,328)
Issuance of Common Stock                 1        2,017                                          2,018
Net Change in Unrealized Gain (Loss)
  On Marketable Securities                                                       71                 71

Balance, December 31, 1998            $102       $8,561     $119,521           $678           $128,862

(1)  All share and per share data have been restated to reflect the pooling-of-
    interests of Grady Holding Company and its subsidiaries and adjusted to reflect the 3-for-2 stock split effective June 1, 1998

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.




CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)


                                               For the Years Ended December 31,
                                                  1998        1997        1996
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                      $ 15,294    $14,401    $ 13,219
Adjustments to Reconcile Net Income to
Net Cash Provided by Operating Activities:
  Provision for Loan Losses                        2,439      2,328       1,863
  Depreciation                                     3,565      3,404       2,985
  Net Securities Amortization                        758        695       1,006
  Amortization of Intangible Assets                1,191        856         570
  (Gain) on Sale of Investment Securities            (89)      (266)        (12)
  Non-Cash Compensation                              869        563         589
  Deferred Income Taxes                              133        213       1,043
  Net (Increase) Decrease in Other Assets        (11,017)    (1,711)      1,364
  Net Increase (Decrease) in Other Liabilities     3,125      1,572       4,016
Net Cash Provided by Operating Activities         16,268     22,055      26,643

CASH FLOWS FROM INVESTING ACTIVITES:
Proceeds from Payments/Maturities of
  Investment Securities Available-for-Sale        84,524     69,850      84,197
Purchase of Investment Securities
  Available-for-Sale                            (123,537)   (10,488)    (60,127)
Net Increase in Loans                            (26,388)   (34,812)    (44,991)
Net Cash Received From (Used In) Acquisitions     36,726          -     (16,167)
Purchase of Premises & Equipment                  (4,323)    (2,192)     (2,717)
Sales of Premises & Equipment                        407      1,379       1,570
Net Cash (Used in) Provided By
  Investing Activities                           (32,591)    23,737     (38,235)

CASH FLOWS FROM FINANCING ACTIVITES:
Net Increase (Decrease) in Deposits               55,082    (30,011)    (30,522)
Net Increase (Decrease) in Short-Term Borrowings (20,914)    10,156      21,670
Borrowing from Long-Term Debt                      8,241      2,210      17,955
Repayment of Long-Term Debt                       (7,600)    (2,951)     (1,090)
Dividends Paid                                    (4,281)    (3,726)     (5,871)
Issuance of Common Stock                           1,148      1,126         461
Net Cash Provided By (Used in)
  Financing Activities                            31,676    (23,196)      2,603

Net Increase (Decrease) in Cash
  and Cash Equivalents                            15,353     22,596      (8,989)
Cash and Cash Equivalents at Beginning
  of Year                                        125,670    103,074     112,063
Cash and Cash Equivalents at End
  of Year                                       $141,023   $125,670    $103,074

Supplemental Disclosures:

Interest Paid on Deposits                       $ 31,179   $ 31,147    $ 28,995

Interest Paid on Debt                           $  3,128   $  3,258    $  2,368

Taxes Paid                                      $  8,470   $  7,308    $  4,781

Loans Transferred To Other Real Estate          $  2,011   $  2,701    $  2,195


The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.



Notes to Consolidated Financial Statements

Note 1
SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements include the accounts of Capital City Bank Group, Inc., and its subsidiaries (the "Company"), all of which are wholly-owned. The historical financial statements have been restated for the acquisition of Grady Holding Company and its subsidiaries which were accounted for as a pooling-of-interests (see
Note 2). All material intercompany transactions and accounts have been eliminated.

The Company follows generally accepted accounting principles and reporting practices applicable to the banking industry. Prior year financial statements and other information have been reclassified to conform to the current year presentation and to reflect a three-for-two stock split effective June 1, 1998. The principles which materially affect the financial position, results of operations and cash flows are summarized below.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from these estimates; however, in the opinion of management, such variances would not be material.

Cash and Cash Equivalents

Cash and cash equivalents include cash and due from banks, interest-bearing deposits in other banks, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods and all items have an initial maturity of ninety days or less.

Investment Securities

Investment securities available-for-sale are carried at fair value and represent securities that are available to meet liquidity and/or other needs of the Company. Gains and losses are recognized and reported separately in the Consolidated Statements of Income upon realization or when impairment of values is deemed to be other than temporary. Gains or losses are recognized using the specific identification method. Unrealized holding gains and losses for securities available-for-sale are excluded from the Consolidated Statements of Income and reported net of taxes in the accumulated other comprehensive income component of shareowners' equity until realized.

Loans

Loans are stated at the principal amount outstanding, net of unearned income. Interest income is generally accrued based on outstanding balances. Fees charged to originate loans and loan origination costs are deferred and amortized over the life of the loan as a yield adjustment.

Allowance for Loan Losses

The reserve is that amount considered adequate to absorb losses inherent in the portfolio based on management's evaluations of the size and current risk characteristics of the loan portfolio. Such evaluations consider the balance of impaired loans (which are defined as all nonperforming loans except residential mortgages and groups of small homogeneous loans), prior loan loss experience as well as the impact of current economic conditions. Specific provision for loan losses is made for impaired loans based on a comparison of the recorded carrying value in the loan to either the present value of the loan's expected cash flow, the loan's estimated market price or the estimated fair value of the underlying collateral. Specific and general provisions for loan losses are also made based on other considerations.

Loans are placed on a nonaccrual status when management believes the borrower's financial condition, after giving consideration to economic conditions and collection efforts, is such that collection of interest is doubtful. Generally, loans are placed on nonaccrual status when interest becomes past due 90 days or more, or management deems the ultimate collection of principal and interest is in doubt.

Long-Lived Assets

Premises and equipment are stated at cost less accumulated depreciation, computed on the straight-line method over the estimated useful lives for each type of asset. Additions and major facilities are capitalized and depreciated in the same manner. Repairs and maintenance are charged to operating expense as incurred.

Intangible assets consist primarily of goodwill and core deposit assets that were recognized in connection with the various acquisitions. All intangible assets are being amortized on the straight-line method over various periods ranging from five to 25 years with the majority being written off over an average life of approximately 15 years. The amortization of all intangible assets was approximately $1.2 million in 1998, $856,000 in 1997 and $570,000 in 1996.

The Company adopted SFAS No. 122, "Accounting for Mortgage Servicing Rights" on January 1, 1996 and SFAS No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" on January 1, 1997. The adoption of SFAS Nos. 122 and 125 did not have a significant impact on the financial condition or results of operations of the Company.

Long-lived assets are evaluated regularly for other-than-temporary impairment. If circumstances suggest that their value may be impaired and the write-down would be material, an assessment of recoverability is performed prior to any write-down of the asset.

Comprehensive Income

Effective January 1, 1998, the Company adopted SFAS No. 130, "Reporting Comprehensive Income". Statement 130 provides new accounting and reporting standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements. The adoption of this standard did not have a material impact on reported results of operations of the Company.

Income Taxes

The Company files consolidated federal and state income tax returns. In general, the parent company and its subsidiaries compute their tax provisions as separate entities prior to recognition of any tax expense benefits which may accrue from filing a consolidated return.

Deferred income tax assets and liabilities result from temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

Note 2
ACQUISITIONS

On May 7, 1999, the Company completed its acquisition of Grady Holding Company and its subsidiary, First National Bank of Grady County in Cairo, Georgia. First National Bank of Grady County is a $114 million asset institution with offices in Cairo and Whigham, Georgia. The Company issued 21.50 shares for each of the 60,910 shares of First National Bank of Grady County.

The consolidated financial statements of the company give effect to the merger which has been accounted for as a pooling-of-interests. Accordingly, financial statements for the prior periods have been restated to reflect the results of operations of these entities on a combined basis from the earliest period presented. Seperate results of operations of the combined entities for the three years ended December 31, 1998 are as follows:

(Dollars in thousands)
                        1998       1997       1996
Net Interest Income:
CCBG                  $47,911    $46,524    $40,752
GHC                     5,851      5,769      5,094
  Combined            $53,762    $52,293    $45,846

Net Income:
CCBG                  $13,188    $12,438    $11,360
GHC                     2,106      1,963      1,859
  Combined            $15,294    $14,401    $13,219

On December 4 1998, the Company completed its purchase and assumption transaction with First Union National Bank ("First Union") and acquired eight of First Union's branch offices which included deposits. The Company paid a premium of approximately $16.9 million, and assumed approximately $219 million in deposits and acquired certain real estate. The premium is being amortized over ten years.

On January 31, 1998, the Company completed its purchase and assumption transaction with First Federal Savings & Loan Association of Lakeland, Florida ("First Federal-Florida") and acquired five of First Federal-Florida's offices which included loans and deposits. The Company paid a deposit premium of $3.6 million, or 6.33%, and assumed $55 million in deposits and purchased loans equal to $44 million. Four of the five offices were merged into existing offices of Capital City Bank. The deposit premium is being amortized over fifteen years.

Effective July 1, 1996, the Company acquired all of the outstanding shares of First Financial Bancorp, Inc.("First Financial"), parent company of First Federal Bank, for $20 million in cash. At the time of the acquisition, First Financial had approximately $244 million in assets, $192 million in loans, $205 million in deposits, $15 million in equity and operated five offices in North Florida. The acquisition was accounted for under the purchase method of accounting. Accordingly, the Company's consolidated results of operations only reflect First Financial's operations for the periods subsequent to June 30, 1996.

The purchase price of First Financial has been allocated to the underlying assets and liabilities based on the estimated fair values as of the acquisition date. The Company recorded approximately $7.5 million of intangibles, primarily goodwill related to this acquisition. These assets are being amortized over periods not exceeding 15 years for financial reporting purposes. A significant portion of the amortization of the intangible assets is not deductible for tax purposes.

The following table sets forth the unaudited pro forma summary results of operations for the years ended December 31, 1996 and 1995, assuming the acquisition of First Financial, including the related debt financing, had been consummated as of January 1, 1995. The pro forma results are not necessarily indicative of the results that would have been achieved had the acquisition occurred on January 1, 1995, or that may occur in the future.

(Dollars in Thousands)       1996                      1995
Net Interest Income         $49,045                  $44,231
Net Income                   13,303                   11,517
Net Income Per Share(1)        1.34                     1.17

(1) All share and per share data have been restated to reflect the pooling-of-interests of Grady Holding Company and its subsidiaries and adjusted to reflect the 3-for-2 stock split effective June 1, 1998.

Note 3
INVESTMENT SECURITIES

The amortized cost and related market value of investment securities available-for-sale at December 31, were as follows:
                                                   1998
                            Amortized    Unrealized     Unrealized     Market
(Dollars in Thousands)        Cost         Gains          Losses       Value
U.S. Treasury              $ 30,618       $  203           $  -      $ 30,821
U.S. Government Agencies
  and Corporations           74,035          247            319        73,963
States and Political
  Subdivisions               94,917        1,159             24        96,052
Mortgage-Backed Securities   93,183          205            443        92,945
Other Securities             77,770          159            113        77,816
  Total Investment
    Securities             $370,523       $1,973           $899      $371,597

                                                  1997
                            Amortized    Unrealized     Unrealized     Market
(Dollars in Thousands)        Cost         Gains          Losses       Value
U.S. Treasury              $ 26,845        $  42           $  4      $ 26,883
U.S. Government Agencies
  and Corporations           39,278           98             65        39,311
States and Political
  Subdivisions               64,643          619             10        65,252
Mortgage-Backed Securities   26,030          355             49        26,336
Other Securities              5,407            1             19         5,369
  Total Investment
    Securities             $162,183       $1,115           $147      $163,151

The total proceeds from the sale of investment securities and the gross realized gains and losses from the sale of such securities for each of the last three years is as follows:

(Dollars in Thousands)

              Total              Gross            Gross
Year          Proceeds        Realized Gains  Realized Losses

1998          $46,861              $117             $30
1997          $37,964              $ 18             $33
1996          $49,302              $ 80             $30

Total proceeds include principal reductions in mortgage-backed securities and proceeds from securities which were called of $27,236,000, $29,091,000, and $37,359,000 in 1998, 1997, and 1996,
respectively.

As of December 31, 1998, the Company's investment securities had the following maturity distribution based on contractual maturities:

(Dollars in Thousands)              Amortized Cost   Market Value
Due in one year or less              $ 81,429         $ 81,604
Due after one through five years      152,566          153,467
Due after five through ten years       38,769           39,025
Over ten years                          4,576            4,556
Mortgage-Backed Securities             93,183           92,945
   Total Investment Securities       $370,523         $371,597

Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Securities with an amortized cost of $66,934,000 and $53,398,000 at December 31, 1998, and 1997, respectively, were pledged to secure public deposits and for other purposes.

Note 4
LOANS

At December 31, the composition of the Company's loan portfolio was as follows:

(Dollars in Thousands)               1998              1997
Commercial, Financial and
  Agricultural                    $ 91,246           $ 82,641
Real Estate - Construction          51,790             51,098
Real Estate - Mortgage             542,044            492,778
Consumer                           159,137            148,934
    Total Loans,
      Net of Unearned Interest    $844,217           $775,451

Nonaccruing loans amounted to $4,996,000 and $1,403,000 at December 31, 1998 and 1997, respectively. Restructured loans amounted to $195,000 and $224,000 at December 31, 1998 and 1997, respectively. If such nonaccruing and restructured loans had been on a fully accruing basis, interest income would have been $384,000 higher in 1998 and $67,000 higher in 1997.

Note 5
ALLOWANCE FOR LOAN LOSSES

An analysis of the changes in the allowance for loan losses for the years ended December 31, is as follows:

(Dollars in Thousands)                 1998      1997      1996_
Balance, Beginning of Year            $9,662    $9,450    $7,522
Acquired Reserves                          -         -     1,769
Provision for Loan Losses              2,439     2,328     1,863
Recoveries on Loans
  Previously Charged-Off                 883       946       700
Loans Charged-Off                     (3,157)   (3,062)   (2,404)
Balance, End of Year                  $9,827    $9,662    $9,450




Selected information pertaining to impaired loans, at December 31, is as follows:

                                         1998                       1997
                                       Valuation                  Valuation
(Dollars in Thousands)           Balance       Allowance    Balance    Allowance
With Related Credit Allowance    $ 2,433        $   427     $   21      $  10
Without Related Credit Allowance   1,347              -        949          -
Average Recorded Investment for
  the Period                       4,985              -      2,894          -

The Company recognizes income on impaired loans primarily on the cash basis. Any change in the present value of expected cash flows is recognized through the allowance for loan losses. For the years ended December 31, 1998, 1997 and 1996, the Company recognized $84,000, $140,000, and $26,000, in interest income on impaired loans, of which $31,000, $138,000, and $25,000 and was collected in cash, respectively.

Note 6
PREMISES AND EQUIPMENT

The composition of the Company's premises and equipment at December 31, was as follows:

(Dollars in Thousands)         1998                1997_
Land                         $ 9,259             $ 8,580
Buildings                     32,399              25,966
Fixtures and Equipment        27,522              25,422
  Total                       69,180              59,968
Accumulated Depreciation     (32,009)            (26,117)
Premises and Equipment, Net  $37,171             $33,851

Note 7
DEPOSITS

Interest bearing deposits, by category, as of December 31, were as follows:

(Dollars in Thousands)       1998              1997_
NOW Accounts              $154,069          $127,885
Money Market Accounts      124,691            82,259
Savings Accounts           118,570            87,047
Other Time Deposits        568,319           421,268
   Total                  $965,649          $718,459

Time deposits in denominations of $100,000 or more totaled
$103,791,000 and $51,646,000 at December 31, 1998 and 1997,
respectively.

At December 31, 1998, the scheduled maturities of other time deposits were as follows:

1999                       $470,997
2000                         75,001
2001                         12,741
2002                          6,442
2003 and thereafter           3,138
                           $568,319

The average balances maintained on deposit with the Federal Reserve Bank for the years ended December 31, 1998 and 1997, were $27,187,000 and $27,564,000, respectively.

Interest expense on deposits for the three years ended December 31, was as follows:

(Dollars in Thousands)       1998           1997           1996
NOW Accounts               $ 2,223        $ 1,978        $ 2,091
Money Market Accounts        2,562          2,510          2,622
Savings Accounts             2,243          2,008          2,115
Other Time Deposits         25,091         22,934         19,364
  Total                    $32,119        $29,430        $26,192

Note 8
SHORT-TERM BORROWINGS
Short-term borrowings included the following at December 31:

                                                       Securities
                                           Federal     Sold Under      Other
                                            Funds      Repurchase   Short-Term
(Dollars in Thousands)                    Purchased    Agreements    Borrowings
1998
Balance                                     $ 6,120      $17,042      $ 2,037
Maximum indebtedness at any month end        29,255       18,770        2,037
Daily average indebtedness outstanding       22,159       15,635        1,190
Average rate paid for the year                 5.19%        4.43%        5.23%
Average rate paid on period-end borrowings     3.79%        6.15%        3.88%

1997
Balance                                     $29,190      $15,432      $ 1,492
Maximum indebtedness at any month end        29,660       18,930        7,043
Daily average indebtedness outstanding       17,542       13,976        5,976
Average rate paid for the year                 5.34%        5.17%        5.27%
Average rate paid on period-end borrowings     4.24%        4.88%        5.36%

Note 9
LONG-TERM DEBT

Long-term debt included the following at December 31:

(Dollars in Thousands)                                          1998      1997
Federal Home Loan Bank Note
  Due on December 19, 2005, fixed rate of 6.04%                $ 1,652  $ 1,762
  Due on December 13, 2006, fixed rate of 6.20%                  1,068    1,134
  Due on March 14, 2013, fixed rate of 6.13%                       975        -
  Due on September 20, 2013, fixed rate of 5.64%                 1,387        -
  Due on December 17, 2018, fixed rate of 6.33%                  2,000        -
  Due on December 24, 2018, fixed rate of 5.34%                    875        -
  Due during 1999, variable rate                                 1,000    1,000
  Due during 2001, fixed rate of 5.0%                              361        -
  Due during 2004, fixed rate of 6.5%                              581        -
  Due during 2007, fixed rate of 7.3%                              475        -
  Due on December 16, 2004, fixed rate of 6.52%                      -      437
  Due on December 16, 2004, fixed rate of 6.52%                      -      241
  Due on April 24, 2007, fixed rate of 7.30%                         -      532
IBM Note Payable
  Due on December 31, 2000, fixed rate of 3.77%                    372        -
Revolving credit note,
  Due on November 16, 2001, rates ranging from 6.23% - 7.22%     8,000   13,000

Total outstanding                                              $18,746  $18,106

The contractual maturites of long-term debt for the five years succeeding December 31, 1998, are as follows:

1999                       $ 6,041
2000                         3,559
2001                         1,243
2002                           394
2003 and thereafter          7,509
                           $18,746

The Federal Home Loan Bank advances are collateralized with U.S.
Treasury Securities and 1-4 family mortgages. Interest on the Federal Home Loan Bank advances is paid on a monthly basis.

The IBM note payable is being paid over 36 monthly installments which includes principal and interest.

Upon expiration of the revolving credit, the outstanding balance may be converted to a term loan and repaid over a period of seven years. The Company, at its option, may select from various loan rates including the following: Prime, LIBOR, or the lender's cost of funds rate, plus or minus increments thereof. The LIBOR or cost of funds rates may be fixed for a period up to six months. The revolving credit is unsecured, but upon conversion is to be collateralized by common stock of the subsidiary bank equal to 125% of the principal balance of the loan. The existing loan agreement places certain restrictions on the amount of capital which must be maintained by the Company. At December 31, 1998, the Company was in compliance with all of the terms of the agreement and had $17 million available under a $25 million line of credit facility.

Note 10
INCOME TAXES

The provision for income taxes reflected in the statement of income is comprised of the following components:

(Dollars in Thousands)             1998       1997      1996
Current:
  Federal                         $7,185    $6,076     $4,469
  State                              851       923        511
Deferred:
  Federal                            117       182        891
  State                               16        31        152
     Total                        $8,169    $7,212     $6,023

The net deferred tax asset and the temporary differences comprising that balance at December 31, 1998 and 1997, are as follows:

(Dollars in Thousands)                           1998          1997
Deferred Tax Asset attributable to:
  Allowance for Loan Losses                     $2,806        $2,736
  Stock Incentive Plan                             491           764
  Interest on Nonperforming Loans                  144             -
  Other                                             95           172
    Total Deferred Tax Asset                    $3,536        $3,672

Deferred Tax Liability attributable to:
  Employee Benefits                             $1,298        $1,055
  Premises and Equipment                           888           964
  Deferred Loan Fees                               336           392
  Unrealized Gains on Investment Securities        395           356
  Acquired Deposits                                127           177
  Securities Accretion                              89            94
  Other                                             84           143
    Total Deferred Tax Liability                 3,217         3,181
Net Deferred Tax Asset                          $  319        $  491

Income taxes provided were less than the tax expense computed by applying the statutory federal income tax rates to income. The primary differences are as follows:

(Dollars in Thousands)                1998         1997        1996
Statutory Rate                          35%          35%          35%
Computed Tax Expense                $8,212       $7,565       $6,735
Increases (Decreases)
  Resulting From:
    Tax-Exempt Interest Income        (972)      (1,065)      (1,132)
    State Income Taxes,
      Net of Federal Income
      Tax Benefit                      544          393          351
    Other                              385          319           69
Actual Tax Expense                  $8,169       $7,212       $6,023

Note 11
ASSOCIATE BENEFITS

The Company sponsors a noncontributory pension plan covering substantially all of its associates. Benefits under this plan generally are based on the associate's years of service and compensation during the years immediately preceding retirement. The Company's general funding policy is to contribute amounts deductible for federal income tax purposes.

The following table details the components of pension expense, the funded status of the plan, amounts recognized in the Company's consolidated statements of financial condition, and major assumptions used to determine these amounts.

(Dollars in Thousands)                              1998        1997      1996
Change in Benefit Obligation:
  Benefit Obligation at Beginning of Year         $21,159     $17,551   $14,565
  Service Cost                                      1,678       1,517     1,241
  Interest Cost                                     1,478       1,331     1,156
  Plan Participants' Contributions                      -           -         -
  Amendments                                            -           -         -
  Actuarial Loss                                    1,181       1,342        83
  Remeasurement Loss                                  169         324       981
  Acquisition                                           -           -       569
  Benefits Paid                                    (3,186)       (671)     (897)
  Expenses Paid                                      (268)       (235)     (147)
    Benefit Obligation at End of Year              $22,211     $21,159  $17,551

Change in Plan Assets:
  Fair Value of Plan Assets at Beginning of Year   $25,826     $20,041  $16,733
  Actual Return on Plan Assets                       5,382       4,918    2,718
  Acquisition                                            -           -        -
  Employer Contribution                              1,494       1,773    1,634
  Plan Participants' Contributions                       -           -        -
  Benefits Paid                                     (3,186)       (671)    (897)
  Expenses Paid                                       (268)       (235)    (147)
    Fair Value of Plan Assets at End of Year       $29,248     $25,826  $20,041

Funded Status                                      $ 7,036     $ 4,667  $ 2,490
Unrecognized Net Actuarial (Gain) Loss              (2,919)       (957)     852
Unrecognized Prior Service Cost                       (704)       (940)  (1,176)
  Prepaid Benefit Cost                             $ 3,413     $ 2,770  $ 2,166

Weighted-Average Assumptions:
  Discount Rate                                      6.50%       7.00%    7.50%
  Expected Return on Plan Assets                     8.25%       8.25%    8.25%
  Rate of Compensation Increase                      5.50%       5.50%    5.50%

Components of Net Periodic Benefit Costs:
  Service Cost                                     $ 1,678     $ 1,517  $ 1,241
  Interest Cost                                      1,478       1,331    1,156
  Expected Return on Plan Assets                    (2,103)     (1,630)  (1,307)
  Amortization of Prior Service Cost                   164         164      164
  Transition Asset Recognition                        (236)       (236)    (236)
  Recognized Net Actuarial (Gain) Loss                (131)         24      130
    Net Periodic Benefit Cost                      $   850     $ 1,170  $ 1,148


The Company has a Supplemental Employee Retirement Plan covering selected executives. Benefits under this plan generally are based on the associate's years of service and compensation during the years immediately preceding retirement. The Company recognized expense during 1998, 1997 and 1996 of $193,000, $201,000 and $145,000
respectively, and a minimum liability adjusted to $0, $19,148 and $69,653 at December 31, 1998, 1997 and 1996 respectively.

The Company has an Associate Incentive Plan under which shares of the Company's stock are issued as incentive awards to selected participants. Seven hundred fifty thousand shares of common stock are reserved for issuance under this plan. The expense recorded related to this plan was approximately $735,000, $1,210,000, and $740,000 in 1998, 1997 and 1996, respectively. The Company issued 48,508 shares under the plan in 1998.

The Company has an Associate Stock Purchase Plan under which associates may elect to make a monthly contribution towards the purchase of Company stock on a semi-annual basis. Four hundred fifty thousand shares of common stock are reserved for issuance under the Stock Purchase Plan. The Company issued 30,314 shares under the plan in 1998.

The Company has a Director Stock Purchase Plan. One hundred fifty thousand shares have been reserved for issuance. In 1998, the Company issued 14,052 shares under this plan.

The Company has a 401(k) Plan which enables associates to defer a portion of their salary on a pre-tax basis. The plan covers substantially all associates of the Company who meet minimum age requirements. The plan is designed to enable participants to elect to have an amount from 1% to 15% of their compensation withheld in any plan year placed in the 401(k) Plan trust account. Matching contributions from the Company can be made up to 6% of the participant's compensation at the discretion of the Company. During 1998, no contributions were made by the Company. The participant may choose to invest their contributions into seven investment funds available to CCBG participants, including the Company's common stock.

The Company has a Dividend Reinvestment and Optional Stock Purchase Plan. Seven hundred fifty thousand shares have been reserved for issuance. The Company did not issue any shares under this plan in 1998.

Note 12
EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:

(Dollars in Thousands, Except Per share Data)(1)
                                                  1998        1997        1996
Numerator:
  Net Income                                  $   15,294   $   14,401  $  13,219
  Preferred Stock Dividends                            -            -          -
  Numerator for Basic Earnings Per Share
    Income to Common Shareowners'                 15,294       14,401     13,219

  Effect of Dilutive securities:
    Preferred stock dividends                          -            -          -

  Numerator for Diluted Earnings Per Share
    Income Available to Common Shareowners'
    After Assumed Conversions                 $   15,294   $   14,401  $  13,219

Denominator:
  Denominator for Basic Earnings Per Share
    Weighted-Average Shares                   10,146,393   10,031,116  9,908,762
  Effects of Dilutive Securities:
    Associate Stock Incentive Plan                21,237       32,736     39,314
  Dilutive Potential Common Shares                21,237       32,736     39,314

  Denominator for Diluted Earnings Per Share
    Adjusted Weighted-Average Shares and
    Assumed Conversions                       10,167,630   10,060,852  9,948,076

Basic Earnings Per Share                      $     1.51   $     1.44  $    1.33

Diluted Earnings per Share                    $     1.50   $     1.43  $    1.33

(1) All share and per share data have been restated to reflect the pooling-of-interests of Grady Holding Company and its subsidiaries and adjusted to reflect the 3-for-2 stock split effective June 1, 1998.

The Company adopted SFAS No. 128, "Earnings Per Share" on December 31, 1997. The adoption of the SFAS No. 128 did not have a significant impact on the reported results of operation.

Note 13
CAPITAL

The Company is subject to various regulatory capital requirements which involve quantitative measures of the Company's assets, liabilities and certain off-balance sheet items. The Company's capital amounts and classification are subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Quantitative measures established by regulation to ensure capital adequacy require that the Company maintain amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighed assets, and of Tier I capital to average assets. As of December 31, 1998, the Company meets all capital adequacy requirements to which it is subject.

A summary of actual, required, and capital levels necessary to be considered well-capitalized for Capital City Bank Group, Inc. ("CCBG, Inc.") consolidated and its banking subsidiaries, Capital City Bank ("CCB") and First National Bank of Grady County ("FNB"),as of December 31, 1998 and December 31, 1997 are shown below:

(Dollars in Thousands)
                                                                 To Be Well-
                                            Required         Capitalized Under
                                           For Capital        Prompt Corrective
                        Actual          Adequacy Purposes     Action Provisions
                   Amount     Ratio       Amount    Ratio     Amount     Ratio
As of December 31, 1998:
Tier I Capital:
  CCBG, Inc.     $ 99,473    10.14%      $41,262   4.00%     $61,893      6.00%
  CCB              87,355     9.73%       35,929   4.00%      53,894      6.00%
  FNB Grady        16,536    19.86%        5,347   4.00%       8,021      6.00%

Total Capital:
  CCBG, Inc.      108,977    11.11%       82,525   8.00%     103,156     10.00%
  CCB              95,814    10.67%       71,859   8.00%      89,823     10.00%
  FNB Grady        17,581    21.11%       10,695   8.00%      13,369     10.00%

Tier I Leverage:
  CCBG, Inc.                  7.84%                3.00%                  5.00%
  CCB                         7.62%                3.00%                  5.00%
  FNB Grady                  14.77%                3.00%                  5.00%

As of December 31, 1997:
Tier I Capital:
  CCBG, Inc.     $107,515    14.43%      $29,805   4.00%     $44,707      6.00%
  CCB             101,386    15.18%       26,707   4.00%      40,078      6.00%
  FNB Grady        14,767    19.47%        3,033   4.00%       4,550      6.00%

Total Capital:
  CCBG, Inc.      116,790    15.67%       59,610   8.00%      74,512     10.00%
  CCB             109,708    16.43%       53,416   8.00%      66,796     10.00%
  FNB Grady        15,720    20.73%        6,067   8.00%       7,583     10.00%

Tier I Leverage:
  CCBG, Inc.                  9.65%                3.00%                  5.00%
  CCB                        10.05%                3.00%                  5.00%
  FNB Grady                  14.12%                3.00%                  5.00%

Note 14
DIVIDEND RESTRICTIONS

Substantially all the Company's retained earnings are undistributed earnings of its banking subsidiary, which are restricted by various regulations administered by Federal and state bank regulatory authorities.

The approval of the appropriate regulatory authority is required if the total of all dividends declared by a subsidiary bank in any calendar year exceeds the bank's net profits (as defined) for that year combined with its retained net profits for the preceding two calendar years. In 1999, the bank subsidiaries may declare dividends without regulatory approval of $17.6 million plus an additional amount equal to the net profits of the Company's subsidiary banks for 1999 up to the date of any such dividend declaration.

Note 15
RELATED PARTY INFORMATION

The Chairman of the Board of Capital City Bank Group, Inc., is chairman of the law firm which serves as general counsel to the Company and its subsidiaries. Fees paid by the Company and its subsidiaries for these services, in aggregate, approximated $340,000, $295,000 and $347,000 during 1998, 1997, and 1996, respectively.

Under a lease agreement expiring in 2024, a bank subsidiary leases land from a partnership in which several directors and officers have an interest. The lease agreement provides for annual lease payments of approximately $65,000, to be adjusted for inflation in future years.

At December 31, 1998 and 1997, certain officers and directors were indebted to the Company's bank subsidiaries in the aggregate amount of $8,831,000 and $13,688,987, respectively. During 1998, $9,554,000 in new loans were made and repayments totaled $14,411,987. These loans were made on similar terms as loans to other individuals of comparable creditworthiness.

Note 16
SUPPLEMENTARY INFORMATION

Components of noninterest income in excess of 1% of total interest income and noninterest expense in excess of 1% of total interest income and noninterest income, which are not disclosed separately elsewhere, are presented below for each of the respective years.

(Dollars in Thousands)                  1998       1997       1996
Noninterest Income:
  Merchant Fee Income                  $1,184     $1,126     $  978
  Interchange Commission Fees           1,004        621*       639*
  Gains on the Sale of
    Real Estate Loans                   1,625        853        241*
Noninterest Expense:
  Associate Insurance                   1,448      1,357      1,250
  Payroll Taxes                         1,485      1,352      1,199
  Maintenance and Repairs               2,773      2,306      2,331
  Professional Fees                     1,337      1,341      1,273
  Printing & Supplies                   1,811      1,646      1,690
  Commission/Service Fees               1,336      1,078        819*
  Telephone                             1,158        942*       848*

*Less than 1% of the appropriate threshold.

Note 17
FINANCIAL INSTRUMENTS AND CONCENTRATIONS OF CREDIT RISKS

The Company is a party to financial instruments with off-balance-sheet risks in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit.

The Company's maximum exposure to credit loss under standby letters of credit and commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in establishing commitments and issuing letters of credit as it does for on-balance-sheet instruments. As of December 31, 1998, the amounts associated with the Company's off-balance-sheet obligations were as follows:

(Dollars in Thousands)                              Amount
Commitments to Extend Credit(1)                    $251,901
Standby Letters of Credit                          $  2,290

(1) Commitments include unfunded loans, revolving lines of credit (including credit card lines) and other unused commitments.

Commitments to extend credit are agreements to lend to a customer so long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities. In general, management does not anticipate any material losses as a result of participating in these types of transactions. However, any potential losses arising from such transactions are reserved for in the same manner as management reserves for its other credit facilities.

For both on- and off-balance-sheet financial instruments, the Company requires collateral to support such instruments when it is deemed necessary. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained upon extension of credit is based on management's credit evaluation of the counterpart. Collateral held varies, but may include deposits held in financial institutions; U.S. Treasury securities; other marketable securities; real estate; accounts receivable; property, plant and equipment; and inventory.

Note 18
FAIR VALUE OF FINANCIAL INSTRUMENTS

Many of the Company's assets and liabilities are short-term financial instruments whose carrying values approximate fair value. These items include Cash and Due From Banks, Interest Bearing Deposits with Other Banks, Federal Funds Sold, Federal Funds Purchased and Securities Sold Under Repurchase Agreements, and Short-Term Borrowings. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. The resulting fair values may be significantly affected by the assumptions used, including the discount rates and estimates of future cash flows.

The methods and assumptions used to estimate the fair value of the Company's other financial instruments are as follows:

Investment Securities - Fair values for investment securities are based on quoted market prices. If a quoted market price is not available, fair value is estimated using market prices for similar securities.

Loans - The loan portfolio is segregated into categories and the fair value of each loan category is calculated using present value techniques based upon projected cash flows and estimated discount rates. The calculated present values are then reduced by an allocation of the allowance for loan losses against each respective loan category.

Deposits - The fair value of Noninterest Bearing Deposits, NOW Accounts, Money Market Accounts and Savings Accounts are the amounts payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

Long-Term Debt - The carrying value of the Company's long-term debt approximates fair value as the current rate approximates the market rate.

Commitments to Extend Credit and Standby Letters of Credit - The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the present creditworthiness of the counterparts. Fair value of these fees is not material.

The Company's financial instruments which have estimated fair values differing from their respective carrying values are presented below:

                                           At December 31,
                                  1998                       1997
                                      Estimated                 Estimated
                          Carrying      Fair         Carrying      Fair
(Dollars in Thousands)      Value       Value          Value       Value
Financial Assets:
Loans, Net of Allowance
  for Loan Losses      $  834,390   $  855,574      $765,789     $771,329

Financial Liabilities:
  Deposits              1,253,553    1,233,623       922,841      923,088

Certain financial instruments and all nonfinancial instruments are excluded from the disclosure requirements. The disclosures also do not include certain intangible assets such as customer relationships, deposit base intangibles and goodwill. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

Note 19
PARENT COMPANY FINANCIAL INFORMATION

The operating results of the parent company for the three years ended December 31, are shown below:

Parent Company Statements of Income
(Dollars in Thousands)                              1998       1997      1996
OPERATING INCOME
Income Received from Subsidiary Banks:
  Dividends                                       $ 7,190    $ 6,870   $ 9,870
  Overhead Fees                                     4,007      3,868     3,123
     Total Operating Income                        11,197     10,738    12,993

OPERATING EXPENSE
Salaries and Employee Benefits                      2,171      2,445     2,353
Interest on Debt                                      832        988       523
Professional Fees                                     527        617       332
Advertising                                           711        597       430
Restructuring Charge                                    -        338         -
Legal Fees                                            115        126        85
Other                                                 696        526       482
Total Operating Expense                             5,052      5,637     4,205
Income Before Income Taxes and Equity
  in Undistributed Earnings of Subsidiary Banks     6,145      5,101     8,788
Income Tax Benefit                                   (394)      (670)     (378)
Income Before Equity in Undistributed
  Earnings of Subsidiary Banks                      6,539      5,771     9,166
Equity in Undistributed Earnings
  of Subsidiary Banks                               8,755      8,630     4,053
Net Income                                        $15,294    $14,401   $13,219

The following are condensed statements of financial condition of the parent company at December 31:

Parent Company Statements of Financial Condition
(Dollars in Thousands)                              1998      1997
ASSETS
Cash and Due From Group Banks                     $  4,749  $  4,699
Investment in Subsidiary Banks                     132,727   124,600
Other Assets                                           512       997
  Total Assets                                    $137,988  $130,296

LIABILITIES
Long-Term Debt                                    $  8,000  $ 13,000
Other Liabilities                                    1,126     1,489
  Total Liabilities                                  9,126    14,489

SHAREOWNERS' EQUITY
Preferred Stock; $.01 par value, 3,000,000 shares
  authorized; no shares issued and outstanding           -         -
Common Stock, $.01 par value; 90,000,000
  shares authorized; 10,163,919 and 10,085,650
  shares issued and outstanding                        102       101
Additional Paid-in Capital                           8,561     6,544
Retained Earnings                                  119,521   108,555
Accumulated Other Comprehensive
  Income, Net of Tax                                   678       607
  Total Shareowners' Equity                        128,862   115,807
  Total Liabilities and Shareowners' Equity       $137,988  $130,296


The cash flows for the parent company for the three years ended
December 31, were as follows:

Parent Company Statements of Cash Flows
                                               1998       1997       1996
Cash Flows From Operating Activities:
Net Income                                   $15,294    $14,401    $13,219
Adjustments to Reconcile Net Income to
  Net Cash Provided by Operating Activities:
Equity in undistributed
  earnings of Subsidiary Banks                (8,755)    (8,630)    (4,053)
Non-Cash Compensation                            868        563        589
Amortization of Goodwill                          25         25         29
Decrease (Increase) in Other Assets            1,155       (295)      (476)
Net (Decrease) Increase in Other Liabilities    (357)       299        137
Net Cash Provided by Operating Activities      8,230      6,363      9,445

Cash From Financing Activities:
Borrowings of Long-Term Debt                       -          -     15,000
Acquisition of First Financial                     -          -    (20,666)
Acquisition of Interest-Bearing Deposits           -       (141)      (375)
Repayment of Long-Term Debt                   (5,000)    (2,000)         -
Payment of Dividends                          (4,328)    (3,727)    (3,333)
Issuance of Common Stock, Net                  1,148      1,040        461
Net Cash Used in Financing Activities         (8,180)    (4,828)    (8,913)

Net Increase in Cash                              50      1,535        532
Cash at Beginning of Period                    4,699      3,164      2,632
Cash at End of Period                        $ 4,749    $ 4,699    $ 3,164

Note 20
CORPORATE REORGANIZATION

On October 18, 1997, the Company consolidated its three remaining bank affiliates, Levy County State Bank, Farmers & Merchants Bank of Trenton and Branford State Bank into Capital City Bank. The consolidation enabled the Company to present a consistent image to a broader market and to better serve its clients through the use of a common name with multiple, convenient locations. The Company's operating results for 1997 included pre-tax charges of $655,000, which were attributable to the corporate reorganization.

Note 21
COMPREHENSIVE INCOME

In June 1997, the Financial Accounting Standard Board issued SFAS No. 130, "Reporting Comprehensive Income", which requires that certain transactions and other economic events that bypass the income statement must be displayed as other comprehensive income. The Company's comprehensive income consists of net income and changes in unrealized gains (losses) on securities available-for-sale, net of income taxes.

Comprehensive income for 1998, 1997 and 1996 was calculated as follows:

(Dollars in Thousands)                            1998          1997      1996
Net Unrealized Gains (Losses)
  Recognized in Other Comprehensive Income:
    Before Tax                                 $   109       $   802    $(1,515)
    Less Income Tax                                 38           281        530
    Net of Tax                                      71           521       (985)

Amounts Reported in Net Income:
    Gain (Loss) On Sale of Securities               87           (15)        50
    Net Amortization (Accretion)                   758           695      1,006
    Reclassification Adjustment                    845           680      1,056
    Less Income Tax Expense                        296           238        370
    Reclassification Adjustment, Net of Tax        549           442        686

Amounts Reported in Other Comprehensive Income:
    Unrealized Gain (Loss) Arising During the
      Period, Net of Tax                           620           963       (299)
Net Unrealized Gains (Losses) Recognized in
    Reclassification Adjustments, Net of Tax      (549)         (442)      (686)
Other Comprehensive Income                          71           521       (985)

Net Income                                      15,294        14,401     13,219

Total Comprehensive Income                     $15,365       $14,922    $12,234


Selected Financial & Other Data
(Dollars in Thousands, Except Per Share Data)(1)

                                        For the Years Ended December 31,
                             1998        1997        1996         1995      1994

Interest Income         $   89,010  $   84,981  $   74,406    $ 62,117  $ 54,065
Net Interest Income         53,762      52,293      45,846      38,763    37,281
Provision for Loan Losses    2,439       2,328       1,863         556     1,578
Net Income                  15,294      14,401      13,219      11,181    10,183

Per Common Share:
  Basic Net Income      $     1.51  $     1.44  $     1.33    $   1.13   $  1.03
  Diluted Net Income          1.50        1.43        1.33        1.13      1.03
  Cash Dividends Declared      .43         .37         .34         .29       .26
  Book Value                 12.70       11.54       10.39        9.42      8.45

Based on Net Income:
  Return on Average Assets   1.30%       1.30%       1.31%       1.31%     1.22%
  Return on Average Equity   12.37       13.10       13.52       12.72     12.67
  Dividend Pay-out Ratio     28.20       26.10       25.45       25.38     25.23

Averages for the Year:
  Loans, Net of Unearned
    Interest            $  824,197  $  770,416  $  631,437    $493,654  $462,290
  Earning Assets         1,065,677   1,000,466     908,137     764,259   744,458
  Assets                 1,180,785   1,108,088   1,012,480     855,894   831,655
  Deposits                 985,119     924,891     856,540     735,966   721,651
  Long-Term Debt            18,041      19,412      10,895          71     1,144
  Shareowners' Equity      123,647     109,948      97,738      87,878    80,399

Year-End Balances:
  Loans, Net of Unearned
    Interest            $  844,217  $  775,451  $  741,376    $505,314  $476,221
  Earning Assets         1,288,439     998,401     996,827     799,243   723,371
  Assets                 1,443,675   1,116,651   1,123,221     905,856   828,951
  Deposits               1,253,553     922,841     952,744     778,161   722,571
  Long-Term Debt            18,746      18,106      18,847       1,982         -
  Shareowners' Equity      128,862     115,807     103,009      93,058    83,251
  Equity to Assets Ratio     8.93%      10.37%       9.17%      10.27%    10.04%

Other Data:
  Basic Average Shares
    Outstanding         10,146,393  10,031,116   9,908,762   9,869,267 9,852,041
  Shareowners of Record(2)    1,334       1,234       1,045         973      801
  Banking Locations(2)           46          39          38          32       31
  Full-Time Equivalent
    Associates(2)               677         637         617         544      528

(1) All share and per share data have been restated to reflect the pooling-of-interests of Grady Holding Company and its subsidiaries and adjusted to reflect the 3-for-2 stock split effective June 1, 1998.

(2)  As of March 1st of the following year.